AT PETALING JAYA

TEE KENG HOON
TAY ANN TENG
S. PARAMESWARY
NG GEOK KUAN
CHIN CHEW NGAI
CHAI JUAN FEI
ANG JIAN MING
BENJAMIN YEO WEIJIAN

TAY, TEE & NASIR

Peguambela dan Peguamcara
Advocates & Solicitors
戴鄭納賽律師樓
No. 10A, Jalan SS4/17
47301 Petaling Jaya
Selangor Darul Ehsan
Tel: 03-78738498 (5 lines)
Fax: 03-78737162
E-mail: ttnasir@gmail.com

AT SUNGEI PETANI

MUHAMMAD LUTTFI BIN ABDUL KHALID

YOUR REF:
CE/3982/134

OUR REF:
NGK/CCN/lse/78/2024

10th June 2024

Messrs M Scully
Advocates & Solicitors
Suite B-8.13, Gateway Corporate Suites
Gateway Kiaramas, No. 1, Jalan Desa Kiara,
50480 Mont Kiara, Kuala Lumpur

Attention: Ms Maurice Ernest Scully **BY Email**

Dear Sirs

Re: Letter of Offer to Purchase
Landowner: Pesada Irama Sdn Bhd
Intended Purchaser: Antharas Hills Sdn Bhd
Land: Geran 10397 Lot No. 10373, Mukm Bentong, Daerah Bentong, Negeri Pahang

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1. We refer to the above matter and we act for the abovenamed Landowner. We also refer to your client's offer to purchase vide your letter dated 30.5.2024 addressed to our client ("Offer to Purchase"), a copy of which has been forwarded to us by our client with instruction to reply thereto.

2. Pertaining to the conditions as set out in the Offer to Purchase, we are instructed to reply as follows:-

2.1 Condition No. 5 – our client is agreeable to grant a period of one **(1) month only** from date of Landowner's acceptance of the Offer to Purchase **("Due Diligence Period**") to enable the Intended Purchaser to conduct due diligence to the Land which includes soil investigation, point of access from main road and relevant approvals ("**Due Diligence")**.

2.2 Condition No. 6 – the earnest deposit of RM686,070.00 which is equivalent to 2% of the Purchase Price ("**Earnest Deposit**") must be deposited with us being the Landowner's solicitors as stakeholders upon acceptance of the Offer to Purchase by the Landowner.

2.3 Prior to the expiry of the Due Diligence Period, the Intended Purchaser shall notify the Landowner in writing as to whether or not it is satisfied with the outcome of the Due Diligence. If the Intended Purchaser is not satisfied with the outcome of the Due Diligence, the sale and purchase transaction shall be deemed aborted and the Earnest Deposit will be refunded to the Intended Purchaser free of interest and thereafter neither party shall have any claims against the other.

3. If the Intended Purchaser is agreeable with the above terms, please let us have a draft Offer to Purchase to be issued by the Intended Purchaser for acceptance by the Landowner which should set out the salient terms of the sale and purchase of the Land for our client prior approval.

4. Kindly revert.

Yours faithfully,